UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K/A
____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 30, 2013

PILGRIM'S PRIDE CORPORATION
(Exact Name of registrant as specified in its charter)

Delaware	1-9273	75-1285071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1770 Promontory Circle
Greeley, CO	80634-9038
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (970) 506-8000

Not Applicable
(Former name or former address, if changed since last report.)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Pilgrim’s Pride Corporation (the “Company”) is filing this Amendment No. 1 to its Current Report on Form 8-K, as filed with the Securities and Exchange Commission on October 30, 2013 (the “Original 8- K”), to refurnish the press release attached as Exhibit 99.1 to the Original 8-K. The revised press release corrects an error in the supplementary selected segment and geographic data on the final page of the press release attached to the Original 8-K where prior year comparative data reflected second quarter 2012 information. The chart has been changed to read as follows:

PILGRIM'S PRIDE CORPORATION
Supplementary Selected Segment and Geographic Data

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 29,	September 23,	September 29,	September 23,
	2013	2012	2013	2012
	(In thousands)		(In thousands)
Sources of net sales by country of origin:		CORRECTED		CORRECTED
US:	$1,932,634	$1,850,934	$5,662,991	$5,312,278
Mexico:	210,181	217,544	700,872	619,442
Total net sales:	$2,142,815	$2,068,478	$6,363,863	$5,931,720

Sources of cost of sales by country of origin:
US:	$1,702,791	$1,772,550	$5,139,883	$5,023,704
Mexico:	203,451	189,793	586,465	547,727
Total cost of sales:	$1,906,242	$1,962,343	$5,726,348	$5,571,431

Sources of gross profit by country of origin:
US:	$229,843	$78,384	$523,108	$288,574
Mexico:	6,730	27,751	114,407	71,715
Total gross profit:	$236,573	$106,135	$637,515	$360,289

Item 2.02. Results of Operations and Financial Condition.

On October 30, 2013 the Registrant issued a corrected press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1       Corrected press release dated October 30, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM'S PRIDE CORPORATION

Date: October 31, 2013	By:	/s/ Fabio Sandri
Fabio Sandri
Chief Financial Officer

Exhibit Index

Exhibit 99.1	Corrected press release dated October 30, 2013